UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2008 – (January 18, 2008)

Date of Report – (Date of earliest event reported)

CHEM RX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place

Long Beach, NY 11561

(Address of principal executive office, including zip code)

(516) 889-8770

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Chem Rx Corporation (the “Company”) hereby amends its Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 17, 2008, by adding thereto a new Item 3.02 as set forth below under Item 3.02, and by adding to the end of Item 5.02(d) as originally filed the material set forth herein under Item 5.02(d).

Item 3.02 – Unregistered Sales of Equity Securities.

On January 24, 2008, the compensation committee of the board of directors of Chem Rx Corporation (the “Company”) made stock awards to each of the board’s five non-employee directors and to a financial advisor to the board. The awards were made pursuant to a compensation package approved by the board of directors as further described under Item 5.02(d) of this Form 8-K/A. The number of shares of Company common stock awarded was 4,717 shares for each of the six individuals, or an aggregate of 28,302 shares. No separate consideration was required to be paid for these shares. The shares were awarded in a private placement in reliance upon the exemption provided under section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering. Reference is made to the disclosures set forth under Item 5.02(d) of this Form 8-K/A for further information relating to the awards to non-employee directors.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers: Compensatory Arrangement of Certain Officers.

Item 5.02(d) as originally filed on Form 8-K on January 17, 2008 is amended by adding, to the end thereof, the following additional disclosures:

Non-Employee Director Compensation Package

(d).           On January 18, 2008, the board of directors of the Company approved a compensation package for non-employee directors providing a combination of cash and stock awards for their service to the Company. Each non-employee director will receive a basic annual cash fee of $20,000, and the chairman of the audit committee, the chairman of the compensation committee and the chairman of the nominating committee will receive an additional annual cash fee of $10,000, $3,000 and $1,500, respectively. All annual cash fees will be payable quarterly in arrears. Non-employee directors will also receive cash fees of $1,500 for each board meeting attended in person and $750 for each board meeting attended telephonically, and $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically.

Each non-employee director will receive stock awards of $25,000 initially and $10,000 annually, with the annual stock awards to be granted by the compensation committee of the board of directors quarterly in arrears. The initial stock awards are to be granted by the compensation committee upon determination of specific details concerning valuation, vesting and certain restrictions.

On January 24, 2008, the compensation committee made the initial stock awards to each of the non-employee directors based upon the closing price of the Company’s common stock on January 23, 2008. Accordingly, each such person was awarded 4,717 shares of common stock, which shall vest as to 1,572, 1,572 and 1,573 shares on the first, second and third anniversaries, respectively, of the date of the award. The shares will be retained by the Company until vested, and will be forfeited to the extent not vested in the event the individual ceases for any reason to be a director of the Company. Such vesting arrangements will be reflected in an agreement to be entered into with each award recipient. The compensation committee will establish a valuation method to determine the number of shares to be included in the quarterly stock awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION

Dated: January 25, 2008	By:	/s/ Steven C. Silva
Name:	Steven C. Silva
Title:	President and Chief Operating Officer